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                        1,350,000 Shares of Common Stock
                                       of
                         FROST HANNA CAPITAL GROUP, INC.


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              New York, New York
                                                                          , 1997



                       Community Investment Services, Inc.
                       15600 S.W. 288th Street, Suite 100
                            Homestead, Florida 33033


Ladies and Gentlemen:

         Frost Hanna Capital Group, Inc., a Florida corporation (the "Company"), on the basis of the representations, warranties, and covenants contained herein, hereby confirms the agreement made with respect to the retention of Community Investment Services, Inc. (the "Underwriter") as the exclusive agent of the Company to publicly offer and sell, pursuant to the terms of this Underwriting Agreement (the "Agreement") an aggregate of 1,350,000 shares (the "Shares" or the "Securities") of the Company's common stock, par value $.0001 per Share ("Common Stock") on a "1,100,000 Shares or none, best efforts" basis. If a minimum of 1,100,000 Shares are sold during the offering period, the remaining 250,000 Shares will be offered on a "best efforts" basis. The Company also proposes to issue and sell to the Underwriter, an option (the "Underwriter's Purchase Option") pursuant to the Underwriter's Purchase Option Agreement (the "Underwriter's Purchase Option Agreement") for the purchase of additional Shares (the "Underwriter's Option Shares") in an amount aggregating ten (10%) percent of the total number of Shares sold by the Underwriter pursuant to this offering. The Securities, the Underwriter's Purchase Option Agreement and Underwriter's Option Shares are more fully described in the Registration Statement (as defined in Subsection 1(a) hereof) and the Prospectus (as defined in Subsection 1(a) hereof) referred to below. Unless the context otherwise requires, all references to the "Company" shall include all presently existing subsidiaries and any entities acquired by the Company on or prior to the Closing Date (defined in Subsection 3(c) hereof). All representations, warranties and opinions of counsel required hereunder shall cover any such subsidiaries and acquired entities.

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof, and as of the Closing Date (as defined in Subsection 3(c) hereof), if any, as follows:


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         (a) The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement, and an amendment or amendments
thereto, on Form SB-2 (No. 333-     ) including any related preliminary
prospectus (each a "Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), which registration statement and any amendment or amendments have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act. Following execution of this Agreement, the Company will promptly file (i) if the Registration Statement has been declared effective by the Commission, (A) a Term Sheet (as defined in the Rules and Regulations (as hereinafter defined)) pursuant to Rule 434 under the Act or (B) a Prospectus under Rules 430A and/or 424(b) under the Act, in either case in form satisfactory to the Underwriter or (ii) in the event the registration statement has not been declared effective, a further amendment to said registration statement in the form heretofore delivered to the Underwriter and will not, before the registration statement becomes effective, file any other amendment thereto unless the Underwriter shall have consented thereto after having been furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations)(as hereinafter defined), is hereinafter called the "Registration Statement" and the form of prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the "Prospectus." For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

         (b) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or Prospectus or any part thereof and no proceedings for a stop order have been instituted or are pending or, to the best knowledge of the Company, threatened. Each of the Preliminary Prospectus, the Registration Statement and the Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and the Rules and Regulations, and neither the Preliminary Prospectus, the Registration Statement nor the Prospectus at the time of filing thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, Registration Statement or Prospectus.

         (c) When the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date (as hereinafter defined) and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriter or a dealer, the Registration Statement and the Prospectus will contain all material statements which are required to be stated therein in compliance with the Act and the Rules and Regulations, and will in all material respects conform to the requirements of the Act and the Rules and Regulations; neither the


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Registration Statement, nor any amendment thereto, at the time the Registration
Statement or such amendment is declared effective under the Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus at the time the Registration Statement becomes effective, at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in conformity with information supplied to the Company in writing by or on behalf of the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

         (d) The Company has been duly organized and is now, and at the Closing Date will be, validly existing as a corporation in good standing under the laws of the State of Florida. The Company does not own, directly or indirectly, an interest in any corporation, partnership, trust, joint venture or other business entity; provided, that the foregoing shall not be applicable to the investment of the net proceeds from the sale of the Securities in short-term, low-risk investments as set forth under "Use of Proceeds" in the Prospectus except to the extent that any failure of the Company to comply with the foregoing does not have a material adverse effect on the Company. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of its properties or the character of its operations require such qualification to do business, except where the failure to so qualify would not have a material adverse effect on the Company. The Company has all requisite power and authority (corporate and other), and has obtained any and all necessary applications, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus; the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations except where the failure to comply would not have a material adverse effect upon the Company; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operation of the Company. The disclosures, if any, in the Registration Statement concerning the effects of federal, state, local, and foreign laws, rules and regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

         (e) The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" and will have the adjusted capitalization set forth therein on the Closing Date, based upon the assumptions set forth therein, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for the


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Company to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as otherwise described in the Prospectus. The Securities, the Underwriter's Purchase Option and the Underwriter's Option Shares and all other securities issued or issuable by the Company conform or, when issued and paid for, will conform in all respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company, or similar contractual rights granted by the Company to subscribe for or purchase securities. The Securities, the Underwriter's Purchase Option and the Underwriter's Option Shares to be issued and sold by the Company hereunder, and upon payment therefor, are not and will not be subject to any preemptive or other similar rights of any stockholder to subscribe for or purchase securities, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Prospectus; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issuance and sale of the Securities, the Underwriter's Purchase Option and the Underwriter's Option Shares has been duly and validly taken; and the certificates, if any, representing the Securities and the Underwriter's Option Shares will be in due and proper form. Upon the issuance and delivery pursuant to the terms hereof of the Securities to be sold to the Underwriter by the Company hereunder, the Underwriter will acquire good and marketable title to such Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

         (f) The financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved; except as otherwise described in the Prospectus. There has been no material adverse change or development involving a prospective change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business, or results of operation of the Company, whether or not arising in the ordinary course of business, since the dates of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company, conform in all material respects to the descriptions thereof contained in the Registration Statement and in the Prospectus.

         (g) Arthur Andersen, LLP, whose report is filed with the Commission as a part of the Registration Statement, is an independent certified public accountant with respect to the Company as required by the Act and the Rules and Regulations.



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         (h) The Company (i) has paid all federal, state, local, and foreign taxes for which it is liable, including, but not limited to, withholding taxes and taxes payable under Chapters 21 through 24 of the Internal Revenue Code of 1986 (the "Code"), (ii) has furnished all tax and information returns it is required to furnish pursuant to the Code, and has established adequate reserves for such taxes which are not due and payable, and (iii) does not have knowledge of any tax deficiency or claims outstanding, proposed or assessed against it.

         (i) The Company maintains insurance, which is in full force and effect, of the types and in the amounts which it reasonably believes to be adequate for its business, including, but not limited to, personal injury and product liability insurance covering all personal and real property owned or leased by the Company against fire, theft, damage and all risks customarily issued against.

         (j) Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or threatened against (or circumstances that may give rise to the same), or involving the properties or business of the Company which: (i) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement; (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all respects); or (iii) might materially affect the condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company.

         (k) The Company has full legal right, power and authority to enter into this Agreement and the Underwriter's Purchase Option Agreement and to consummate the transactions provided for in such agreements; and this Agreement and the Underwriter's Purchase Option Agreement have each been duly authorized, executed and delivered by the Company. Each of this Agreement and the Underwriter's Purchase Option Agreement constitutes a legally valid and binding agreement of the Company, subject to due authorization, execution and delivery by the Underwriter or the Underwriter, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law). Neither the Company's execution nor delivery of this Agreement, or the Underwriter's Purchase Option Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein, nor the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any material lien, charge, claim, encumbrance, pledge, security interest defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company pursuant to the terms of: (i) the Articles of Incorporation or Bylaws of the Company; (ii) any license, contract, indenture, mortgage, deed of trust, voting trust


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agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets (tangible or intangible) is or may be subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

         (l) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement and the transactions contemplated hereby, except such as have been or may be obtained under the Act or the Bylaws and rules of the NASD or may be required under state securities or Blue Sky laws in connection with (i) the Underwriter's purchase and distribution of the Securities to be sold by the Company hereunder; or (ii) the issuance and delivery of the Underwriter's Purchase Option or the Underwriter's Option Shares.

         (m) All executed agreements or copies of executed agreements (whether electronically scanned or otherwise) filed as exhibits to the Registration Statement to which the Company is a party or by which the Company may be bound or to which any of its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company, and constitute legally valid and binding agreements of the Company, enforceable against it in accordance with their respective terms, except to the extent there is no material adverse effect upon the Company. The descriptions contained in the Registration Statement of contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by the Rules and Regulations and there are no material contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are materially or substantially complete and correct copies of the documents of which they purport to be copies.

         (n) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money in any material amount; (ii) entered into any transaction other than in the ordinary course of business; (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock; or (iv) made any changes in capital stock, material changes in debt (long or short term) or liabilities other than in the ordinary course of business; or (v) made any material changes in or affecting the general affairs, management, financial operations, stockholders equity or results of operations of the Company.

         (o) No default exists in the due performance and observance of any material term, covenant or condition of any license, contract, indenture, mortgage, installment sales agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement,


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or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which any of the Company may be bound or to which any of its property or assets (tangible or intangible) of the Company is subject or affected except where such default does not, and will not, have a material adverse effect upon the Company.

         (p) The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.

         (q) Since its inception, the Company has not incurred any liability arising under or as a result of the application of the provisions of the Act.

         (r) Except as disclosed in the Prospectus, the Company does not presently maintain, sponsor or contribute to, and never has maintained, sponsored or contributed to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan " or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37) respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). Except as disclosed in the Prospectus, the Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA.

         (s) The Company is not in violation in any material respect of any domestic or foreign laws, ordinances or governmental rules or regulations to which it is subject.

         (t) No holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act.

         (u) Neither the Company, nor, to the Company's best knowledge after due inquiry, any of its employees, directors, stockholders or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

         (v) Except as described in the Prospectus, to the best of the Company's knowledge after due inquiry, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, or licenses and rights to the foregoing presently owned or held by the Company is in dispute or are in any conflict with the right of any other person or entity within the Company's current area of operations nor has the Company received notice of any of the foregoing. To the best of the Company's knowledge, the Company: (i) owns or has the right to use, free and clear of all liens,


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charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all patents, trademarks, service marks, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing; and (ii) except as set forth in the Prospectus, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

         (w) To the best of its knowledge, the Company owns and has the unrestricted right to use all material trade secrets, trade-marks, trade names, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "Intellectual Property") required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees; provided, however, that the possibility exists that other persons or entities, completely independently of the Company, or employees or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company.

         (x) The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all the Intellectual Property material to its operations.

         (y) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than liens for taxes or assessments not yet due and payable.

         (z) The Company has obtained duly executed legally binding and enforceable agreements pursuant to which each of the Company's officers and directors and any person or entity owning 2% or more of the Company's securities has agreed not to, directly or indirectly, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber any of their shares of Common Stock or other securities of the Company (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein for a period of not less than 13 months following the effective date of the Registration Statement or such earlier time that a business combination is effected involving the issuance of at least a majority of the proceeds of the Offering, without the prior written consent of the Underwriter. The Company will cause the Transfer Agent, as defined below, to make an appropriate legend on the face of stock certificates representing all of such shares of Common Stock and other securities of the Company.



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         (aa) The Company has not incurred any liability and there are no arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any of its officers, directors, employees or affiliates that may adversely affect the Underwriter's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

         (bb) Neither the Company nor any of its respective officers, employees, agents or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which: (a) might subject the Company, or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign); (b) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company; and (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

         (cc) Except as set forth in the Prospectus, no officer, director or stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any such person or entity or the Company, has or has had, either directly or indirectly,
(i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, except with respect to the beneficial ownership of not more than 1% of the outstanding shares of capital stock of any publicly-held entity; or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions", there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, or principal stockholder of the Company, or any affiliate or associate of any such person or entity.

         (dd) Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter's counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         (ee) The Company has entered into employment agreements with Richard B. Frost and Mark J. Hanna as materially described in the Prospectus. The Company has obtained a key-man life insurance policy in the amount of not less than $1,000,000 on the life of each of Messrs. Frost and Hanna, which policy is owned by the Company and names the Company as the sole beneficiary thereunder.



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         (ff) No securities of the Company have been sold by the Company since its inception, except as disclosed in Part II of the Registration Statement.

         (gg) The minute books of the Company have been made available to Underwriter's Counsel and contain a complete summary of all meetings and actions of the Board of Directors and Stockholders of the Company since its inception.

         (hh) Except as disclosed in writing to the Underwriter, no officer, or director or, to the Company's knowledge, stockholder of the Company has any affiliation or association with any member of the NASD.

         2. APPOINTMENT OF AGENT TO SELL THE SHARES

         (a) Subject to the terms and conditions of this Agreement and upon the basis of the representations, warranties and agreements herein contained, the Company hereby appoints the Underwriter as its exclusive agent for a period of 90 days from the Effective Date, subject to an extension at the discretion of the Underwriter for an additional period not to exceed sixty (60) days, (and up to an additional ten (10) business days to permit clearance of the funds in escrow) to sell the Shares, and the Underwriter, on the basis of the representations and warranties of the Company herein, accepts such appointment and agrees to use its best efforts on a "1,100,000 Shares, or none, best efforts" basis to find purchasers for the Shares. If the minimum number of 1,100,000 Shares is sold, the remaining 250,000 Shares will be offered on a "best efforts" basis until all the Shares are sold, or the offering ends. The price at which the underwriter shall sell the Shares to the public, as agent for the Company, shall be $6.00 per Share, and the Company shall pay a commission of $.60 per Share in respect of such Shares sold on behalf of the Company by the Underwriter.

         (b) Provided that at least 1,100,000 of the Shares are sold and paid for, the Company agrees to pay the Underwriter for its expenses a non-accountable expense allowance equal to three (3%) percent of the gross proceeds of the offering subject to the provisions of Section 6(c) herein, none of which has been paid to date.

         (c) It is a condition of this Agreement that the Underwriter shall use its best efforts to sell the Shares on behalf of the Company, that the Underwriter will instruct investors to make full remittances payable to Fiduciary Trust International of the South, 100 S.E. 2nd Street, Suite 2300, Miami, Florida 33131 (the "Escrow Agent") and that any and all funds received from such sale, without any deduction therefrom whatsoever, including, but not limited to, any underwriting commission or any dealer concession or otherwise, shall be forthwith deposited in an escrow account with the Escrow Agent, pursuant to the terms of an Escrow Agreement entered into by and among the Company, the Underwriter and the Escrow Agent, no later than 12:00 noon on the next business day after receipt. In the event 1,100,000 Shares are not sold within 90 days from the Effective Date (or 60 days thereafter if the offering period is extended at the sole discretion of the Underwriter and so agreed in writing by the Company and the Underwriter), plus an additional ten
(10) business days to permit clearance of the funds in escrow, all funds will be promptly refunded to the subscribers in full, without deduction therefrom or interest thereon. During the period of escrow, subscribers will not have the right to demand a refund of their subscriptions. Certificates will be issued to purchasers only if the proceeds from the sale of at least 1,100,000 Shares are released from escrow to the Company. Until such time as the funds have been released, such purchasers, if any, will be deemed subscribers and not stockholders. The funds in escrow will be held for the benefit of those subscribers until released to the Company and will not be subject to creditors of the Company or for the expenses of this offering

         (d) In the event of the sale of at least 1,100,000 Shares, such concessions from the public offering price may be allowed to selected dealers and members of the National Association of Securities Dealers, Inc. ("NASD") as you determine, within the limits set forth in the Prospectus.

         3. DELIVERY AND PAYMENT FOR THE SECURITIES AND AGREEMENT TO ISSUE UNDERWRITER'S PURCHASE OPTION.

         (a) Delivery of the Shares against payment therefor shall take place at the offices of Community Investment Services, Inc., 15600 S.W. 288th Street, Suite 100, Homestead, Florida 33033 (or at such other place as may be designated by you) at 10:00 a.m., eastern time, on such date after the Registration Statement has become effective as the Underwriter shall designate, such time and date of payment and delivery for the Shares being herein called the "Closing Date".

         Such Closing Date shall be no more than ninety (90) days after the Effective Date (or one hundred fifty (150) days subject to the discretion of the Underwriter) and up to an additional ten (10) business days to permit clearance of the funds in escrow.

         (b) The Company will make the certificates for the Shares to be sold hereunder available to the Underwriter for inspection at least two (2) full business days prior to the Closing Date at the offices of the Company's transfer agent. The certificates shall be in such names and denominations as you may request, at least two (2) full business days prior to the Closing Date.

         (c) In the event that at least 1,100,000 Shares are sold, on the Closing Date, the Company shall issue and sell to the Underwriter, the Underwriter's Purchase Option at a purchase price of $135.00, which Underwriter's Purchase Option shall entitle the holders thereof to purchase an aggregate number of Shares equivalent to ten (10%) percent of the number of Shares sold by the Underwriter. The Underwriter's Purchase Option shall be exercisable for a period of four (4) years commencing one (1) year from the effective date of the Registration Statement at an initial exercise price equal to one hundred twenty percent (120%) of the initial public offering price of the Shares. The Underwriter's Purchase Option Agreement and form of Purchase Option Certificate shall be substantially in the form filed as an Exhibit to the Registration Statement. Payment for the Underwriter's Purchase Option shall be made on the Closing Date. The Company has reserved and shall continue to reserve a sufficient number of Shares for issuance upon exercise of the Underwriter's Purchase Option.

         4. OFFERING THE SHARES ON BEHALF OF THE COMPANY. It is understood that you proposed to offer the Shares to the public, solely as agent for the Company, upon the terms and conditions set forth in the Registration Statement. The Underwriter shall commence making such offers agent for the Company on the Effective Date or as soon thereafter as you deem advisable.

         5. SELECTED DEALERS. The Underwriter may offer and sell the Shares for the Company's account through selected dealers registered with the NASD, as selected by the Underwriter pursuant to a form of Selected Dealers Agreement to be filed as an exhibit to the Registration Statement, pursuant to which the Underwriter may allow a concession (out of the underwriting commission in the event of the sale of at least 1,100,000 Shares) within the limits to be set forth in the Prospectus, but all such sales by Selected Dealers shall be made by the Company, acting through the Underwriter as agent, and not for the account of the Underwriter.

         6. PUBLIC OFFERING OF THE SECURITIES. As soon after the Registration Statement becomes effective and as the Underwriter deems advisable, but in no event more than five (5) business days after such effective date, the Underwriter shall make a public offering of the Securities (other than to residents of or in any jurisdiction in which qualification of the Securities is required and has not become effective) at the price and upon the other terms set forth in the Prospectus and otherwise in compliance with the Rules and Regulations. The Underwriter may allow such concessions and discounts upon sales to other dealers as set forth in the Prospectus. The Underwriter may from time to time increase or decrease the public offering price after distribution of the Securities has been completed to such extent as the Underwriter, in its sole discretion, deems advisable.

         7. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriter as follows:

         (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Exchange Act: (i) before termination of the offering of the Securities by the Underwriter which the Underwriter shall not previously have been advised and furnished with a copy; or (ii) to which the Underwriter shall have objected; or (iii) which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

         (b) As soon as the Company is advised or obtains knowledge thereof, the Company will, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, advise the Underwriter and confirm by notice in writing: (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective;
(ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution or proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the receipt of any comments regarding the Registration Statement or the Company from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission or regulatory authority shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

         (c) The Company shall file the Prospectus (in form and substance satisfactory to the Underwriter) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Underwriter pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifth business day after the effective date of the Registration Statement.

         (d) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Underwriter or Thomas R. Blake, Esq. or Mintz & Fraade, P.C. ("Underwriter's Counsel"), shall reasonably and in good faith object.

         (e) The Company shall cooperate in good faith with the Underwriter, and Underwriter's Counsel, at or prior to the time the Registration Statement becomes effective, in endeavoring to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate, and shall cooperate with the Underwriter and Underwriter's Counsel in the making of such applications, and filing such documents and shall furnish such information as may be required for such purpose; PROVIDED, HOWEVER, the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

         (f) During the time when the Prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the

Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when the Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriter's Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be reasonably satisfactory to Underwriter's Counsel, and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

         (g) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period commencing on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriter, an earnings statement which will be in such form and detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

         (h) During a period of five (5) years after the date hereof and provided that the Company is required to file reports with the Commission under
Section 12 of the Exchange Act, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants), and will deliver to the Underwriter:

               (i) as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

               (ii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

               (iii) every press release and every material news item or article of interest to the financial community in respect of the Company and any future subsidiaries or their affairs which was released or prepared by the Company;

               (iv) any additional information of a public nature concerning the Company and any future subsidiaries or their respective businesses which the Underwriter may reasonably request;

               (v) a copy of any Schedule 13D, 13G, 14D-1, 13E-3 or 13E-4 received or filed by the Company from time to time.

         During such four-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

         (i) For as long as the Company is required to file reports with the Commission under Section 12 of the Exchange Act, the Company will maintain a Transfer Agent and, if necessary under the same jurisdiction of incorporation as the Company, as well as a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

         (j) The Company will furnish to the Underwriter or pursuant to the Underwriter's direction, without charge, at such place as the Underwriter may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Underwriter may reasonably request.

         (k) Neither the Company, nor its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

         (l) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the provisions, set forth under the caption "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used directly or indirectly to acquire any securities issued by the Company.

         (m) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

         (n) The Company shall furnish to the Underwriter as early as practicable prior to each of the dates hereof and the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited consolidated interim financial statements of the Company (which in no event shall be as of a date more than forty-five (45) days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to
SECTION 9(k) hereof.

         (o) For a period of five (5) years from the Closing Date, the Company shall furnish to the Underwriter at the Company's sole expense, (i) daily consolidated transfer sheets relating to the Securities upon the

Underwriter's request; (ii) a list of holders of Securities upon the Underwriter's request; (iii) a list of, if any, the securities positions of participants in the Depository Trust Company upon the Underwriter's request.

         (p) Until the Company completes an acquisition that results in it expending the majority of its funds, the Company shall use its best efforts to cause one (1) individual selected by the Underwriter to be elected to the Board of Directors of the Company (the "Board"), if requested by the Underwriter and provided such individual is reasonably acceptable to and approved by the Company. Alternatively, the Underwriter shall be entitled to appoint an individual who shall be permitted to attend all meetings of the Board and to receive all notices and other correspondence and communications sent by the Company to members of the Board, and copies of all minutes thereof. The Company shall reimburse the Underwriter's designee for his or her out-of-pocket expenses reasonably incurred and authorized in advance by the Company in connection with his or her attendance of the Board meetings. To the extent permitted by law, the Company agrees to indemnify and hold the designee (as a director or observer) and the Underwriter harmless against any and all claims, actions, awards and judgements arising out of his or her service as a director or an observer. If the Company shall maintain a liability insurance policy affording coverage for the actions of its officers and directors, it shall include such designee and the Underwriter as an insured under such policy.

         (q) For a period equal to the lesser of (i) five (5) years from the date hereof, or (ii) the sale to the public of the Underwriter's Option Shares, the Company will not take any action or actions that may prevent or disqualify the Company's use of Forms SB-1 or, if applicable, S-1 and S-3 (or other appropriate form) for the registration under the Act of the Underwriter's Option Shares.

         (r) For a period of five (5) years from the date hereof, use its best efforts at its cost and expense to maintain the listing of the Securities on the Nasdaq Electronic Bulletin Board, SmallCap or National Market System.

         (s) (i) As soon as practicable, but in no event more than 5 business days after the effective date of the Registration Statement, file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Securities.

         (t) Following the Effective Date of the Registration Statement and for a period of two (2) years thereafter, the Company shall, at its sole cost and expense, prepare and file such blue sky trading applications with such jurisdictions as the Underwriter may reasonably request after consultation with the Company, and on the Underwriter's request, furnish the Underwriter with a secondary trading survey prepared by securities counsel to the Company.

         (u) The Company shall not amend or alter any term of any written employment agreement between the Company and any executive officer, during the term of such written employment agreement, in a manner more favorable to such employee, without the express written consent of the Underwriter.

         (v) Until the completion of the distribution of the Securities, the Company shall not without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

         (w) The Company will use its best efforts to maintain its registration under the Exchange Act in effect for a period of five (5) years from the Closing Date.

         (x) For a period of the shorter of 24 months commencing on the Closing Date or until such time as the Company has consummated a Business Combination, except with the written consent of the Underwriter, which consent shall not be unreasonably withheld, the Company will not issue or sell, directly or indirectly, any shares of its capital stock, or sell or grant options, or warrants or rights to purchase any shares of its capital stock, except pursuant to (i) this Agreement, (ii) the Underwriter's Purchase Option, and (iii) the exercise of warrants and options of the Company heretofore issued and described in the Prospectus; except that, during such period, the Company may issue securities without the Underwriter's consent in connection with an acquisition, merger or similar transaction as described in the Prospectus. Except as discussed in the Prospectus, prior to the Closing Date, the Company will not issue any options or warrants without the prior written consent of the Underwriter.

         (y) Until a Business Combination is consummated, as described in the Prospectus, the Company will not file any registration statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the 24 months following the Closing Date without the Underwriter's prior written consent.

         (z) Subsequent to the dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Dates, except as disclosed in or contemplated by the Registration Statement and Prospectus, (i) the Company will not have incurred any liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) there shall not have been any change in the capital stock, funded debt (other than regular repayments of principal and interest on existing indebtedness) or other securities of the Company, any material adverse change in the condition (financial or other), business, operations, income, net worth or properties, including any material loss or damage to the properties of the Company (whether or not such loss is insured against), which could materially adversely affect the condition (financial or other), business, operations, income, net worth or properties of the Company; and (iii) the Company shall not pay or declare any dividend or other distribution on its Common Stock or its other securities or redeem or repurchase any of its Common Stock or other securities.

         (aa) Except as disclosed in or contemplated by the Registration Statement and Prospectus (including any Business Combination contemplated therein), the Company, for a period of 18 months following the Closing Date, shall not redeem any of its securities, and shall not pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's current or retained earnings derived after the Closing Date without obtaining the Underwriter's prior written consent, which consent shall not be unreasonably withheld. The Underwriter shall either approve or disapprove such contemplated redemption of securities or dividend payment or distribution within seven (7) business days from the date the Underwriter receives written notice of the Company's proposal with respect thereto; a failure of the Underwriter to respond within the seven (7) business day period shall be deemed approval of the transaction.

         (bb) The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that:
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) Until the Company expends the majority of its funds as described in the Prospectus, the Company shall maintain a key-man life insurance policy in the amount of not less than $1,000,000 on the lives of each of Messrs. Frost and Hanna, which policies are owned by the Company and name the Company as the sole beneficiary thereunder.

         8. PAYMENT OF EXPENSES.

         (a) The Company hereby agrees to pay on the Closing Date all its expenses and fees (other than fees of Underwriter's Counsel, except as provided in (iv) below) incident to the performance of the obligations of the Company under this Agreement, including, without limitation: (i) the fees and expenses of accountants and counsel for the Company; (ii) all costs and expenses incurred in connection with the preparation, duplication, mailing, printing and filing of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery of this Agreement, the Selected Dealer Agreements, Agreement Between Underwriters, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Underwriter in quantities as hereinabove stated; (iii) the printing, engraving, issuance and delivery of the Securities and Underwriter's Option Shares including any transfer or other taxes payable thereon; (iv) disbursements and fees of Underwriter's Counsel in connection with the qualification of the Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, which Underwriter's Counsel fees (exclusive of filing fees and
disbursements) shall equal $     , $5,000 of which has previously been paid; (v)
advertising costs and expenses, including but not limited to costs and expenses in connection with one information meeting held in New York, New York, one tombstone advertisement (not to exceed $15,000 without Company consent), bound volumes and prospectus memorabilia; (vi) fees and expenses of the transfer agent; (vii) the fees payable to the NASD; and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq OTC Bulletin Board. All fees and expenses payable to the Underwriter hereunder shall be payable at the Closing Date or Overallotment Closing Date, as applicable; provided, however, the Company shall pay such fees and costs in advance of the Closing Date if requested by the Underwriter. The Underwriter shall be responsible for all of its own costs of counsel.

         (b) If this Agreement is terminated by the Underwriter in accordance with the provisions of SECTION 9, SECTION 13(a) or SECTION 14, the Company shall reimburse and indemnify the Underwriter for up to $100,000 out-of-pocket actual expenses reasonably incurred in connection with the transactions contemplated hereby including the fees and disbursements of counsel for the Underwriter, none of which has been paid prior to the date hereof.

         (c) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this SECTION 8, it will pay to the Underwriter a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Securities, none of which has been paid to date to the Underwriter. The Company will pay the non-accountable expense allowance on the Closing Date by certified or bank cashier's check or, at the election of the Underwriter, by deduction from the proceeds of the offering contemplated herein.

         9. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder shall be subject to the continuing accuracy in all materials respects of the representations and warranties of the Company herein as of the Closing Date, as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date, of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date, of each of its covenants and obligations hereunder and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter, and, at Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated to the knowledge of the Company by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriter's Counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         (b) The Underwriter shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the

Underwriter's opinion, and the opinion of its counsel is material or omits to state a fact which, in the Underwriter's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Underwriter's reasonable opinion, or the opinion of its counsel is material, or omits to state a fact which, in the Underwriter's reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) At the Closing Date, the Underwriter shall have received the favorable opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel to the Company, dated the Closing Date, addressed to the Underwriter and in form and substance satisfactory to Underwriter's Counsel, to the effect that:

               (i) The Company: (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus; (B) the Company is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified except where failure to be so qualified or licensed would have no material adverse effect upon the Company; and (C) to the best of counsel's knowledge, the Company has not received any notice of proceedings relating to the revocation or modification of any such license or qualification which revocation or modification would have a material adverse effect upon the Company.

               (ii) The Registration Statement, each Preliminary Prospectus that has been circulated and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company.

               (iii) To the best of such counsel's knowledge, except as described in the Prospectus, the Company does not own an interest of a character required to be disclosed in the Registration Statement in any corporation, partnership, joint venture, trust or other business entity;

               (iv) To the best of such counsel's knowledge, the Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus as of the date indicated therein, under the caption "Capitalization". The Shares, Underwriter's Purchase Option and the Underwriter's Option Shares conform or upon issuance will conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and all shares of capital stock are fully paid and non-assessable; and none of such securities were issued in violation of any statutory tax, or to our knowledge, any other preemptive rights of any holder of any security of the Company. The Securities to be sold by the Company hereunder, the Underwriter's

Purchase Option to be sold by the Company under the Underwriter's Purchase Option Agreement and Underwriter's Option Shares have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and conform or upon issuance will conform in all material respects to the description thereof contained in the Prospectus; are not, subject to any statutory, or to our knowledge, any other preemptive or other similar rights of any stockholder of the Company; and that the certificates representing the Shares, Underwriter's Purchase Option and Underwriter's Option Shares are in due and proper legal form. Upon delivery of the Shares to the Underwriter against payment therefor as provided for in this Agreement, the Underwriter (assuming they are bona fide purchasers within the meaning of the Uniform Commercial Code) will acquire good title to the Shares, free and clear of all liens, encumbrances, equities, security interests and claims.

               (v) The Registration Statement has been declared effective under the Act, and, if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or threatened or contemplated under the Act;

               (vi) To the best of such counsel's knowledge, (A) there are no material contracts or other documents required to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement and the Prospectus and filed as exhibits thereto, and (B) the descriptions in the Registration Statement and the Prospectus and any supplement or amendment thereto regarding such material contracts or other documents to which the Company is a party or by which it is bound, are accurate in all material respects and fairly represent the information required to be shown by Form SB-2 and the Rules and Regulations;

               (vii) This Agreement and the Underwriter's Purchase Option Agreement have each been duly and validly authorized, executed and delivered by the Company, and assuming that each is a valid and binding agreement of the Underwriter, as the case may be, constitutes a legally valid and binding agreement of the Company, enforceable as against the Company in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law or pursuant to public policy). Notwithstanding any provision contained herein to the contrary, we express no opinion as to: (i) the enforceability of any provision which would in effect limit any person's right to compete; (ii) any provision that restricts or enlarges the survival of representations, warranties or other agreements; (iii) the enforceability of choice of law or venue provisions; (iv) restrictions on access to legal or equitable redress; (v) enforceability of arbitration provisions; and (vi) the limitation of granting of specified types of damages.

               (viii) Neither the execution or delivery by the Company of this Agreement or the Underwriter's Purchase Option Agreement nor its performance hereunder or thereunder, nor its consummation of the transactions contemplated herein or therein, nor the conduct of its business as described in the Registration Statement, the Prospectus, and any amendments or supplements thereto, nor the issuance of the Securities pursuant to this Agreement, to our knowledge, conflicts with or will conflict with or results or will result in any material breach or violation of any of the terms or provisions of, or constitutes or will constitute a material default under, or result in the creation imposition of any material lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company except to the extent such event will not have a material adverse effect upon the Company pursuant to the terms of, (A) the Articles of Incorporation or Bylaws of the Company, (B) to the best knowledge of such counsel, any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument that is material to the Company to which the Company is a party or by which it is bound or to which its properties or assets (tangible or intangible) are subject, or any indebtedness, or (C) to the best knowledge of such counsel, and except to the extent it would not have a material adverse effect on the Company, any statute, judgment, decree, order, rule or regulation applicable to the Company or any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of its respective activities or properties.

               (ix) No consent, approval, authorization or order, and no filing with, any court, regulatory body, government agency or other body (other than such as may be required under state securities laws, as to which no opinion need be rendered) is required in connection with the issuance by the Company of the Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement and the Underwriter's Purchase Option Agreement by the Company, and the taking of any action by the Company contemplated hereby or thereby, which has not been obtained;

               (x) Except as described in the Prospectus, to the best knowledge of such counsel, the Company is not in breach of, or in default under, any material term or provision of any indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets (tangible or intangible) of the Company is subject or affected; and the Company is not in violation of any material term or provision of its Articles of Incorporation or Bylaws or, to the best knowledge of such counsel, in violation of any material franchise, license, permit, or in violation of any judgment, decree, order, statute, rule or regulation material to the Company business;

               (xi) The statements in the Prospectus under the captions "THE COMPANY," "BUSINESS," "MANAGEMENT," "PRINCIPAL STOCKHOLDERS," "CERTAIN TRANSACTIONS," "DESCRIPTION OF CAPITAL STOCK," and "SHARES ELIGIBLE FOR FUTURE SALE" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

               (xii) the Securities are eligible for quotation in the Nasdaq Bulletin Board System.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, the independent public accountants for the Company and the Underwriter, at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and made no independent investigation or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective or the Prospectus as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus or with respect to statements or omissions made therein in reliance upon information furnished in writing to the Company on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus).

         In rendering such opinion, such counsel may rely, (A) as to matters involving the application of laws other than the laws of the United States, the corporate laws of Florida and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriter's Counsel) of other counsel reasonably acceptable to Underwriter's Counsel, familiar with the applicable laws of such other jurisdictions, and (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; PROVIDED, that copies of any such statements or certificates shall be delivered to Underwriter's Counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Underwriter and they are justified in relying thereon.

                  (d) On or prior to the Closing Date, Underwriter's Counsel shall have been furnished such documents, certificates and opinions as they may reasonably require and request for the purpose of enabling them to review or pass upon the matters referred to in subsection (c) of this SECTION 8, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

         (e) Prior to the Closing Date: (i) there shall have been no material adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus;
(ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) the Company shall not be in material default under any provision of any instrument relating to any outstanding indebtedness for money borrowed, except as described in the Prospectus; (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or to its knowledge threatened against the Company, or affecting any of its properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; and (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

         (f) At the Closing Date, the Underwriter shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date, to the effect that:

               (i) The representations and warranties of the Company in this Agreement are, in all material respects, true and correct, as if made on and as of the Closing Date, and the Company has complied in all material respects with all agreements and covenants and materially satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date;

               (ii) To his knowledge, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, are contemplated or threatened under the Act;

               (iii) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and neither the Preliminary Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent any such material fact may be corrected in the Final Prospectus; and

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as otherwise contemplated therein: (A) the Company has not incurred up to and including the Closing Date, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (B) the Company has not paid or declared any dividends or other distributions on its capital stock; (C) the Company has not entered into any material transactions not in the ordinary course of business; (D) there has not been any change in the capital stock or any increase in long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company; (E) the Company has not sustained any material loss or damage to its property or assets, whether or not insured; (F) there is no litigation which is pending or threatened against the Company which is required to be set forth in an amended or supplemented Prospectus which has not been set forth;

               (v) Neither the Company nor any of its officers or affiliates shall have taken, and the Company, its officers and affiliates will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Company's securities to facilitate the sale or resale of the Shares.

         References to the Registration Statement and the Prospectus in this subsection (h) are to such documents as amended and supplemented at the date of such certificate.

         (g) By the Closing Date, the Underwriter shall have received clearance from NASD as to the amount of compensation allowable or payable to the Underwriter, as described in the Registration Statement.

         (h) At the time this Agreement is executed, the Underwriter shall have received a letter, dated such date, addressed to the Underwriter in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Underwriter, from Arthur Andersen, LLP:

               (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

               (ii) stating that it is their opinion that the financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder;

               (iii) stating that, on the basis of a reading of the latest available minutes of the stockholders and board of directors and the various committees of the boards of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that at a specified date not more than five (5) days prior to the effective date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company as compared with amounts shown in the financial statements included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and
(C) during the period from December 31, 1996 to a specified date not more than five (5) days prior to the effective date of the Registration Statement, there was any decrease in net revenues, net earnings or increase in net earnings per common share of the Company, in each case as compared with the corresponding period in the preceding year, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

               (iv) setting forth, at a date not later than five (5) days prior to the effective date of the Registration Statement, the amount of liabilities of the Company (including a breakdown of commercial paper and notes payable to banks);

               (v) stating that they have compared specific dollar amounts, numbers of Securities, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

               (vi) stating that they have not during the immediately preceding five (5) year period brought to the attention of the Company's management any "weakness", as defined in Statement of Auditing Standard No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in the Company's internal controls;

               (vii) stating that they have in addition carried out certain specified procedures, not constituting an audit, with respect to certain pro forma financial information which is included in the Registration Statement and the Prospectus and that nothing has come to their attention as a result of such procedures that caused them to believe such unaudited pro forma financial information does not comply in form in all material respects with the applicable accounting requirements of Rule ll-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that information; and

               (viii) statements as to such other matters incident to the transaction contemplated hereby as the Underwriter may reasonably request.

         (i) At the Closing Date, the Underwriter shall have received from Arthur Andersen LLP, a letter, dated as of the Closing Date, to the effect that they reaffirm that statements made in the letter furnished pursuant to SUBSECTION (h) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Date and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (iii) of subsection (i) of this Section with respect to certain amounts, percentages and financial information as specified by the Underwriter and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iii).

         (j) On the Closing Date, there shall have been duly tendered to the Underwriter for their accounts the appropriate number of Securities against payment therefore.

         (k) No order suspending the sale of the Securities in any jurisdiction designated by the Underwriter pursuant to subsection (e) of SECTION 6 hereof shall have been issued on either the Closing Date, and no proceedings for that purpose shall have been instituted or to its knowledge or that of the Company shall be contemplated.

         (l) The Company shall enter into the following agreements on terms reasonably satisfactory to the Underwriter:

               (i) Escrow Agreement for Common Shares owned by Messrs. Frost, Hanna, Rosenberg, Baxter and Fernandez;

               (ii) Escrow Agreement for the proceeds of this Offering;

               (iii) Agreement for the voting, negotiating and sale of Common Stock of management of the Company, finder's fees and conflicts of interest; and

               (iv) Agreement waiving redemption rights for management of the Company.

         If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date, is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         10. INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus (except that the indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter or to the benefit of any person controlling the Underwriter on account of any loss, claim, damage, liability or expense arising from the sale of the Firm Securities by the Underwriter to any person if a copy of the Prospectus, as amended or supplemented, shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, as amended and supplemented, and such correction would have eliminated the loss, claim, damage, liability or expense), the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included Securities of the Company issued or issuable upon exercise of the Underwriter's Purchase Option; or (iii) in any application or other document or written communication (in this SECTION 10 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq Stock Market, Inc. or any other securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), unless in any case above such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, in any post-effective amendment, new registration statement or prospectus or in any application, as the case may be.

         The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

         (b) The Underwriter agrees, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act to the same extent as the foregoing indemnity from the Company to the Underwriter but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto in any post-effective amendment, new registration statement or prospectus, or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any post-effective amendment, new registration statement or prospectus, or in any such application, directly related to the transactions effected by the Underwriter in connection with this Offering; provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, in any post-effective amendment, new registration statement or prospectus or in any such application, provided, further, that the liability of each Underwriter to the Company shall be limited to the product of the Underwriter's discount or commission for the Shares multiplied by the number of Shares sold by such Underwriter hereunder. The Company acknowledges that the statements with respect to the public offering of the Firm Securities set forth under the heading "Underwriting" and the stabilization legend and the last paragraph of the cover page in the Prospectus have been furnished by the Underwriter expressly for use therein and any information furnished by or on behalf of the Underwriter filed in any jurisdiction in order to qualify the Securities under State Securities laws or filed with the Commission, the NASD or any securities exchange constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus and the Underwriter hereby confirms that such statements and information are true and correct and shall be on the Closing Date.

         (c) Promptly after receipt by an indemnified party under this SECTION 10 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this SECTION 10, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party may assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnifying party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this SECTION 10 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED HOWEVER, that such consent was not unreasonably withheld.

         (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this SECTION 10, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this SECTION 10 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriter are the indemnified party the relative benefits received by the Company on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting discounts and commissions received by the Underwriter hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this SECTION 10, each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

         11. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date, and such representations, warranties and agreements of the Company and the indemnity agreements contained in Section 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company, or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriter.

         12. EFFECTIVE DATE.

         This Agreement shall become effective at 9:30 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Underwriter, in their discretion, shall release the Securities for the sale to the public, PROVIDED, HOWEVER that the provisions of SECTIONS 8, 10 and 13 of this Agreement shall at all times be effective. For purposes of this Section 11, the Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Underwriter of telegrams to securities dealers releasing such Securities for offering or the release by the Underwriter for publication of the first newspaper advertisement which is subsequently published relating to the Securities.

         13. TERMINATION.

         (a) The Underwriter shall have the right to terminate this Agreement:
(i) if any calamitous domestic or international event or act or occurrence has materially disrupted, or in the Underwriter's opinion will in the immediate future materially disrupt general securities markets in the United States; or
(ii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium in foreign exchange trading has been declared; or if the Company shall have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; or (vii) if there shall have been such material adverse change in the conditions or prospects of the Company, involving a change not contemplated by the Registration Statement, or (viii) if there shall have been such material adverse general market conditions as in the Underwriter's reasonable judgment would make it inadvisable to proceed with the offering, sale or delivery of the Securities.


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         (b) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Section 13 hereof), and whether or not this Agreement is otherwise carried out, the provisions of SECTION 8 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         14. DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate without any liability on the part of any non-defaulting party other than pursuant to SECTION 8 and SECTION 10 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         15. NOTICES. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at Community Investment Services, Inc. 15600 S.W. 288th Street,
Suite 100, Homestead, Florida 33033, Attention: Attn:        , with copies to
both Thomas R. Blake, Esquire, 550 Biltmore Way, Suite 700, Coral Gables, Florida 33134 and Mintz & Fraade, P.C., 488 Madison Avenue, New York, New York 10022, Attention: Frederick M. Mintz, Esq. Notices to the Company shall be directed to the Company at 7700 West Camino Real, Suite 222, Boca Raton, Florida 33431, Attention: Richard B. Frost, with a copy to Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Miami, Florida 33130, Attention: Teddy D. Klinghoffer, Esq.

         16. PARTIES. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriter, the Company and the controlling persons, directors and officers referred to in SECTION 9 hereof, and their respective successors, legal representatives, assigns, and their respective heirs and legal representatives and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         17. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

         19. WAIVER. The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.


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

         20. ASSIGNMENT. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

         21. TITLES AND CAPTIONS. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

         22. PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         23. ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                           Very truly yours,

                                           FROST HANNA CAPITAL GROUP, INC.


                                           By:
                                              --------------------------------
                                              Name: Richard B. Frost
                                              Title: Chairman of the Board

Confirmed and accepted as of the date first above written:

COMMUNITY INVESTMENT SERVICES, INC.
 as Representative of the Several Underwriters


By:
   -----------------------------------
   Name:
   Title: President





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